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                                                                    Exhibit 10.4
                               SEVERANCE AGREEMENT

         This SEVERANCE AGREEMENT (this "Agreement") is entered into as of this 12th day of August, 2003, by and between Middlefield Banc Corp., an Ohio corporation ("Middlefield"), and Jay P. Giles, Senior Vice President (the "Executive") of The Middlefield Banking Company, an Ohio-chartered, FDIC-insured nonmember bank and wholly owned subsidiary of Middlefield.

         WHEREAS, the Executive is employed by The Middlefield Banking Company and the Executive has made and is expected to continue to make major contributions to the profitability, growth, and financial strength of Middlefield and its subsidiaries,

         WHEREAS, Middlefield recognizes that, as is the case for most companies, the possibility of a Change in Control (as defined in Section 1(c)) exists,

         WHEREAS, Middlefield desires to assure itself of the current and future continuity of management and desires to establish minimum severance benefits for certain of its officers and other key employees, including the Executive, if a Change in Control occurs,

         WHEREAS, Middlefield wishes to ensure that officers and other key employees are not practically disabled from discharging their duties if a proposed or actual transaction involving a Change in Control arises,

         WHEREAS, Middlefield desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of Middlefield and subsidiary, and

         WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is set forth in Section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of Middlefield, is contemplated insofar as either of Middlefield or any of its subsidiaries is concerned,

         NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       CHANGE IN CONTROL COMBINED WITH EMPLOYMENT TERMINATION

         (a) TERMINATION OF EXECUTIVE WITHIN TWO YEARS AFTER A CHANGE IN CONTROL. If a Change in Control occurs during the term of this Agreement and if either of the following also occurs, the Executive shall be entitled to severance and termination benefits specified in Section 2 of this Agreement --

         (1) Termination by Middlefield or Subsidiary: the Executive's employment with Middlefield or its Subsidiary(ies) is involuntarily terminated within two years after a Change in Control, except for termination under Section 4 of this Agreement. For purposes of this Agreement, "Subsidiary" means an entity in which Middlefield directly or indirectly beneficially owns 50% or more of the outstanding voting securities, or

         (2) Termination by the Executive for Good Reason: the Executive terminates his employment with Middlefield or Subsidiary(ies) for Good Reason (as defined in Section 3) within two years after a Change in Control.

         If the Executive is removed from office or if his employment terminates after discussions with a third party regarding a Change in Control commence, and if those discussions ultimately conclude with a

Change in Control, then for purposes of this Agreement the removal of the Executive or termination of his employment shall be deemed to have occurred after the Change in Control.

         (b) TERMINATION BY THE EXECUTIVE DURING A 90-DAY PERIOD 12 MONTHS AFTER A CHANGE IN CONTROL. The Executive shall also be entitled to severance and termination benefits under Section 2 of this Agreement if he terminates employment with Middlefield and Subsidiary(ies) for any reason or for no reason during the 90_day period beginning on the date that is 12 months after a Change in Control.

         (c) DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" means any of the following events occur:

         (1) Merger: Middlefield merges into or consolidates with another corporation, or merges another corporation into Middlefield, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of Middlefield's voting securities immediately before the merger or consolidation. For purposes of this Agreement, the term person means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity,

         (2)      Acquisition of Significant Share Ownership: a report on
                  Schedule 13D, Schedule TO, or another form or schedule (other than Schedule 13G), is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 15% or more of a class of Middlefield's voting securities (but this clause (2) shall not apply to beneficial ownership of voting shares held by a Subsidiary in a fiduciary capacity),

         (3) Change in Board Composition: during any period of two consecutive years, individuals who constitute Middlefield's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that -- for purposes of this clause (3) -- each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

         (4) Sale of Assets: Middlefield sells to a third party substantially all of Middlefield's assets. For purposes of this Agreement, sale of substantially all of Middlefield's assets includes sale of The Middlefield Banking Company.

2.       SEVERANCE AND TERMINATION BENEFITS

         (a) SEVERANCE AND TERMINATION BENEFITS. The severance and termination benefits to which the Executive is entitled under Section 1 are as follows --

         (1) Lump Sum Payment: Middlefield shall make a lump sum payment to the Executive in an amount in cash equal to two times the Executive's annual compensation. For purposes of this Agreement, annual compensation means (a) the Executive's annual base salary on the date of the Change in Control or the Executive's termination of employment (at whichever date the Executive's current annual base salary is greater), plus (b) the average of the bonuses and incentive compensation earned for the three calendar years immediately preceding the year in which the Change in Control occurs, regardless of when the bonus or incentive compensation is paid. Middlefield recognizes that the bonus and incentive compensation earned by the Executive for a particular year's service might be paid in the year after the calendar year in which the bonus or incentive compensation is earned. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value. The payment required under this Section 2(a)(1) is payable no later than 5 business days after the date the Executive's employment terminates. If the Executive terminates employment for Good Reason, the date of termination shall be the date specified by the Executive in his notice of termination.

         (2) Benefit Plans: Middlefield shall cause the Executive to become fully vested in any qualified and non-qualified plans, programs or arrangements in which the Executive participated if the plan, program, or arrangement does not address the effect of a change in control. Middlefield also shall contribute or cause a Subsidiary to contribute to the Executive's Middlefield Banking Company 401(k) Employee Savings and Investment Plan account the matching and voluntary contributions, if any, that would have been made had the Executive's employment not terminated before the end of the plan year.

         (3) Insurance Coverage: Middlefield shall cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained for the Executive before his termination. The insurance coverage may cease when the Executive becomes employed by another employer or 24 months after the Executive's termination, whichever occurs first. At the end of the 24-month period, the Executive shall have the option to continue health insurance coverage at his own expense for a period not less than the number of months by which the Consolidated Omnibus Budget Reconciliation Act (COBRA) continuation period exceeds 24 months.

         (b) NO MITIGATION REQUIRED. Middlefield hereby acknowledges that it will be difficult and could be impossible (1) for the Executive to find reasonably comparable employment after his employment terminates, and (2) to measure the amount of damages the Executive suffers as a result of termination. Additionally, Middlefield acknowledges that its general severance pay plans do not provide for mitigation, offset or reduction of any severance payment received thereunder. Accordingly, Middlefield further acknowledges that the payment of severance and termination benefits by Middlefield under this Agreement is reasonable and will be liquidated damages, and the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

3.       GOOD REASON

         For purposes of this Agreement, "Good Reason" means the occurrence of any of the events or conditions described in clauses (a) through (f) hereof without the Executive's express written consent --

         (a) CHANGE IN OFFICE OR POSITION OR TERMINATION AS A DIRECTOR: failure to elect or reelect or otherwise to maintain the Executive in the office or position, or a substantially equivalent office or position, of or with Middlefield and Subsidiary(ies) that the Executive held immediately before the Change in Control, or the removal or failure to nominate the Executive as a director of Middlefield (or any successor thereto) if the Executive shall have been a director of Middlefield immediately before the Change in Control,

         (b) ADVERSE CHANGE IN THE SCOPE OF HIS DUTIES OR COMPENSATION AND
BENEFITS:

         (1) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties associated with the Executive's position with Middlefield and Subsidiary(ies) compared to the nature or scope of the authorities, powers, functions, responsibilities or duties associated with the position immediately before the Change in Control,

         (2) a reduction in the aggregate of the Executive's annual compensation received from Middlefield and Subsidiary(ies), or

         (3) the termination or denial of the Executive's rights to benefits under Middlefield's or Subsidiary's(ies') benefit, compensation and incentive plans and arrangements or a reduction in the scope or value thereof, which situation is not remedied within 10 calendar days after written notice to Middlefield from the Executive,

         (c) ADVERSE CHANGE IN CIRCUMSTANCES: the Executive determines that a change in circumstances has occurred after a Change in Control, including without limitation a change in the scope of the business or other activities for which the Executive is responsible compared to his responsibilities immediately before the Change in Control, (1) which renders the Executive substantially unable to carry out, substantially hinders the Executive's performance of, or causes the Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties associated with the office or position held by the Executive immediately before the Change in Control, and (2) which situation is not remedied within 10 calendar days after written notice to Middlefield from the Executive of such determination. Provided his determination is made in good faith, the Executive's determination will be conclusive and binding upon the parties hereto. The Executive's determination will be presumed to have been made in good faith, unless Middlefield establishes by clear and convincing evidence that it was not made in good faith,

         (d) LIQUIDATION AND MERGER OF MIDDLEFIELD: the liquidation, dissolution, merger, consolidation or reorganization of Middlefield or transfer of all or substantially all of the business or assets of either Middlefield or The Middlefield Banking Company, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of the business or assets have been transferred (directly or by operation of law) assumes all duties and obligations of Middlefield under this Agreement,

         (e) RELOCATION OF THE EXECUTIVE: Middlefield relocates its principal executive offices, or requires the Executive to have his principal location of work changed, to any location that is more than 15 miles from the location thereof immediately before the Change in Control, or requires the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years immediately before the Change in Control, or

         (f) BREACH OF THIS AGREEMENT: without limiting the generality or effect of the foregoing, any material breach of this Agreement by Middlefield or any successor thereto.

4.       TERMINATION FOR WHICH NO SEVERANCE OR TERMINATION BENEFITS ARE PAYABLE

         (a) NO SEVERANCE FOR TERMINATION FOR CAUSE. Anything in this Agreement to the contrary notwithstanding, under no circumstance shall the Executive be entitled to severance or termination benefits if his employment terminates for Cause.

         (1) Cause Means Commission of Any of the Following Acts: For purposes of this Agreement, "Cause" means the Executive shall have committed any of the following acts

                  (a) Fraud, Embezzlement, Theft or Other Crime: an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with Middlefield or a Subsidiary, or commission of a felony or commission of a misdemeanor involving moral turpitude,

                  (b) Negligence, Disloyalty or Violation of Law or Policy: the Executive's gross negligence or gross neglect of duties, disloyalty, dishonesty, or willful violation of any law or significant policy of Middlefield committed in connection with the Executive's employment and resulting in an adverse effect on Middlefield or a Subsidiary,

                  (c) Disclosure of Trade Secrets: intentional wrongful disclosure of secret processes or confidential information of Middlefield or a Subsidiary, causing material harm to Middlefield or the Subsidiary,

                  (d) Competing with Middlefield: intentional wrongful engagement in any competitive activity. For purposes of this Agreement, competitive activity means the Executive's participation, without the written consent of a senior executive officer of Middlefield, in the management of any business enterprise if (1) the enterprise engages in substantial and direct competition with Middlefield, (2) the enterprise's revenues derived from any product or service competitive with any product or service of Middlefield or Subsidiary(ies) amounted to 10% or more of the enterprise's revenues for its most recently completed fiscal year, and (3) Middlefield's revenues from the product or service amounted to 10% of Middlefield's revenues for its most recently completed fiscal year. A competitive activity does not include mere ownership of securities in an enterprise and the exercise of rights appurtenant thereto, provided the Executive's share ownership does not give him practical or legal control of the enterprise. For this purpose, ownership of less than 5% of the enterprise's outstanding voting securities shall conclusively be presumed to be insufficient for practical or legal control, and ownership of more than 50% shall conclusively be presumed to constitute practical and legal control.

                                    If the Executive is now or hereafter becomes
                           subject to an agreement not to compete with Middlefield or Subsidiary(ies), a breach by the Executive of that other non-competition agreement shall be grounds for denial of severance and termination benefits for Cause under this clause (d) of Section 4(a)(1). But if the Executive engages in a competitive activity under circumstances justifying denial of severance or termination benefits for Cause under this clause (d), that shall not necessarily be grounds for concluding that the Executive has also breached the other non-competition agreement to which he is or may become subject. This clause (d) is not intended to and shall not be construed to supersede or amend any provision of an employment or non-competition agreement to which the Executive is or may become subject. This clause (d) does not grant to the Executive any right or privilege to engage in other activities or enterprises, whether in competition with Middlefield or otherwise, or

                  (e) Termination for Cause under an Employment Agreement: any actions that have caused the Executive to be terminated for cause under any employment agreement existing on the date hereof or hereafter entered into between the Executive and Middlefield or a Subsidiary.

         (2) Definition of "Intentional": For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive's part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of Middlefield.

         (3) Termination for Cause Can Occur Solely by Formal Board Action. The Executive shall not be deemed under this Agreement to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of at least three_fourths (3/4) of the directors of Middlefield then in office at a meeting of the board of directors called and held for such purpose, which resolution shall (a) contain findings that, in the good faith opinion of the board, the Executive has committed an act constituting Cause and (b) specify the particulars thereof in detail. Notice of that meeting and the proposed determination of Cause shall be given to the Executive a reasonable amount of time before the board's meeting. The Executive and his counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board at the meeting. Nothing in this Agreement limits the Executive's or his beneficiaries' right to contest the validity or propriety of the board's determination of Cause, and they shall have the right to contest the validity or propriety of the board's determination of Cause even if that right does not exist under any employment agreement of the Executive.

         (b) NO SEVERANCE UNDER THIS AGREEMENT FOR THE EXECUTIVE'S DEATH OR DISABILITY. Anything in this Agreement to the contrary notwithstanding, under no circumstance shall the Executive be entitled to severance payments or termination benefits under this Agreement if --

         (1) Death: the Executive dies while actively employed by Middlefield or a Subsidiary, or

         (2) Disability: the Executive becomes totally disabled while actively employed by Middlefield or a Subsidiary. For purposes of this agreement, the term "totally disabled" means that because of injury or sickness, the Executive is unable to perform his duties.

         The benefits, if any, payable to the Executive or his beneficiary(ies) or estate relating to his death or disability shall be determined solely by such benefit plans or arrangements as Middlefield or Subsidiary may have with the Executive relating to death or disability, not by this Agreement.

5.       TERM OF AGREEMENT

         The initial term of this Agreement shall be for a period of three years, commencing August 12, 2003. On the first anniversary of the August 12, 2003 effective date of this Agreement, and on each anniversary thereafter, the Agreement shall be extended automatically for one additional year unless Middlefield's board of directors gives notice to the Executive in writing at least 90 days before the anniversary that the term of this Agreement will not be extended. If the board of directors determines not to extend the term, it shall promptly notify the Executive. References herein to the term of this Agreement mean the initial term and extensions of the initial term. Unless terminated earlier, this Agreement shall terminate when the Executive reaches age 65. If the board of directors decides not to extend the term of this Agreement, this Agreement shall nevertheless remain in force until its term expires. The board's decision not to extend the term of this Agreement shall not -- by itself -- give the Executive any rights under this Agreement to claim an adverse change in his position, compensation or circumstances or otherwise to claim entitlement to severance or termination benefits under this Agreement.

6.       THIS AGREEMENT IS NOT AN EMPLOYMENT CONTRACT

         The parties hereto acknowledge and agree that (a) this Agreement is not a management or employment agreement and (b) nothing in this Agreement shall give the Executive any rights or impose any obligations to continued employment by Middlefield or any Subsidiary or successor of Middlefield, nor shall it give Middlefield any rights or impose any obligations for the continued performance of duties by the Executive for Middlefield or any Subsidiary or successor of Middlefield.

7.       PAYMENT OF LEGAL FEES

         Middlefield desires that the Executive not be required to incur legal fees and the related costs and expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise, because the amounts thereof would substantially detract from the benefits intended to be extended to the Executive under this Agreement. Therefore, even if the Executive does not prevail in whole or in part in litigation or other legal action associated with the interpretation, enforcement or defense of Executive's rights under this Agreement, Middlefield hereby agrees to pay and be solely financially responsible for any and all attorneys' and related fees, costs and expenses incurred by the Executive in the litigation or other legal action, up to a maximum of $500,000. The fees and expenses of counsel selected by the Executive shall be paid or reimbursed to the Executive by Middlefield on a regular, periodic basis, upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with counsel's customary practices. Anything herein to the contrary notwithstanding, nothing in this Agreement authorizes Middlefield to pay or the Executive to demand payment of fees, costs and expenses if and to the extent payment of fees, costs and expenses constitutes a "prohibited indemnification payment" within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)]. Middlefield's obligation in this Section 7 to pay the Executive's legal fees operates separately from and in addition to any legal fee reimbursement obligation Middlefield or a Subsidiary may have under any separate employment or other agreement between the Executive and Middlefield.

         Middlefield irrevocably authorizes the Executive to retain from time to time counsel of Executive's choice to advise and represent him in the interpretation, enforcement or defense of the parties' rights and responsibilities under this Agreement, if --

         (1) the Executive concludes that Middlefield has failed to comply with any of its obligations under this Agreement, or

         (2) if Middlefield or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive under this Agreement, including without limitation the initiation or defense of any litigation or other legal action, whether by or against Middlefield or any director, officer, stockholder or other person affiliated with Middlefield, in any jurisdiction.

8.       WITHHOLDING OF TAXES

         Middlefield may withhold from any benefits payable under this Agreement all Federal, state, local or other taxes as may be required by law, governmental regulation or ruling.

9.       SUCCESSORS AND ASSIGNS

         (a) THIS AGREEMENT IS BINDING ON MIDDLEFIELD'S SUCCESSORS. This Agreement shall be binding upon Middlefield and any successor to Middlefield, including any persons acquiring directly or indirectly all or substantially all of the business or assets of Middlefield by purchase, merger, consolidation, reorganization or otherwise. Any such successor shall thereafter be deemed to be the "Corporation" for purposes of this Agreement. But this Agreement and Middlefield's obligations under this Agreement are not otherwise assignable, transferable or delegable by Middlefield. By agreement in form and substance satisfactory to the Executive, Middlefield shall require any successor to all or substantially all of the business or assets of Middlefield expressly to assume and agree to perform this Agreement in the same manner and to the same extent Middlefield would be required to perform if no such succession had occurred.

         (b) THIS AGREEMENT IS ENFORCEABLE BY THE EXECUTIVE AND HIS HEIRS. This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes and legatees.

         (c) THIS AGREEMENT IS PERSONAL IN NATURE AND IS NOT ASSIGNABLE. This Agreement is personal in nature. Without written consent of the other party, neither party shall assign, transfer or delegate this Agreement or any rights or obligations under this Agreement except as expressly provided in this Section 9. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by Executive's will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this Section 9, Middlefield shall have no liability to pay any amount to the assignee or transferee.

10.      NOTICES

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid to the following addresses or to such other address as either party may designate by like notice.

         (a)If to Middlefield, to:      Middlefield Banc Corp.
                                        15985 East High Street
                                        P.O. Box 35
                                        Middlefield, Ohio 44062
                                              Attn:  Corporate Secretary

         (b)If to the Executive, to:    Mr. Jay P.Giles
                                        15985 East High Street
                                        Middlefield, Ohio 44062

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

11.      CAPTIONS AND COUNTERPARTS

         The headings and subheadings used in this Agreement are included solely for convenience and shall not affect the interpretation of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

12.      AMENDMENTS AND WAIVERS

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing or writings signed by the Executive and by Middlefield. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

13.      SEVERABILITY

         The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. Any provision held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it valid and enforceable.

14.      GOVERNING LAW

         The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

15.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between Middlefield and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Agreement other than those specifically set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WITNESSES:                                    MIDDLEFIELD BANC CORP.

                                              By:
                                                   James R. Heslop, II
                                              Its: Executive Vice President/
                                              Chief Operating Officer

WITNESSES:                                    EXECUTIVE

                                                   Jay P. Giles

County of Geauga     )
                     ) ss:
State of Ohio        )

         Before me this 12th day of August, 2003, personally appeared the above named Thomas G. Caldwell and Jay P. Giles, who acknowledged that they did sign the foregoing instrument and that the same was their free act and deed.

                                                      __________________________
(Notary Seal)                                            Notary Public
                                                         My Commission Expires:

                                                                   EXHIBIT 10.14

                         THE MIDDLEFIELD BANKING COMPANY
                       EXECUTIVE SURVIVOR INCOME AGREEMENT

         THIS EXECUTIVE SURVIVOR INCOME AGREEMENT (this "Agreement') is made this 20 day of June , 2003, by and between The Middlefield Banking Company, an Ohio-chartered, FDIC-insured nonmember bank with its main office in Middlefield, Ohio (the "Bank"), and Donald L. Stacy (the "Executive").

         WHEREAS, to encourage the Executive to remain an employee of the Bank, the Bank is willing to provide benefits to the Executive's beneficiary(ies) (i) if the Executive dies before the age of 85 while employed by the Bank, or (ii) if the Executive dies before age 85 but after having terminated employment on or after Early Retirement Age, or because of Disability, or within 12 months after a Change in Control. The Bank will pay the benefits from its general assets, but only so long as one of its general assets is a life insurance policy on the Executive's life.

                                    AGREEMENT

         The Executive and the Bank agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1 "Change in Control" means the definition of Change in Control specified in any employment or severance agreement existing on the date hereof or hereafter entered into between the Executive and the Bank. If the Executive is not a party to an employment or severance agreement containing a definition of Change in Control, Change in Control means any of the following events occur--

         (1) Merger: Middlefield Banc Corp. ("Middlefield") merges into or consolidates with another corporation, or merges another corporation into Middlefield, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of Middlefield's voting securities immediately before the merger or consolidation. For purposes of this Agreement, the term person means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or other entity,

         (2)      Acquisition of Significant Share Ownership: a report on
                  Schedule 13D, Schedule TO, or another form or schedule (other than Schedule 13G), is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 15% or more of a class of Middlefield's voting securities (but this clause (2) shall not apply to beneficial ownership of voting shares held by a subsidiary in a fiduciary capacity),

         (3) Change in Board Composition: during any period of two consecutive years, individuals who constitute Middlefield's board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that -- for purposes of this clause (3) -- each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

         (4) Sale of Assets: Middlefield sells to a third party substantially all of Middlefield's assets. For purposes of this Agreement, sale of substantially all of Middlefield's assets includes sale of The Middlefield Banking Company.